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                                                                  EXHIBIT 10.3.1

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
   Executed on September 12, 1995 between Norris Communications Corp., Norris
                    Communications, Inc. and Elwood G. Norris

This first amendment is entered into this 20th day of May, 1999 and is executed between e.Digital Corporation (a Delaware corporation, formerly Norris Communications Corp.), e.Digital Corporation (a California corporation, formerly Norris Communications, Inc.) and Elwood G. Norris.

Whereas there have been oral modifications to the above referenced agreement from time to time, the parties wish to acknowledge prior modifications and waivers as follows:

From the date hereof the compensation (Base Salary) provided by Section 3 of the agreement shall be fixed at $68,000 per annum for the term of the agreement and any automatic extensions thereof or until otherwise agreed in writing.

The Employee hereby waives, forfeits and releases the Company from any obligation for past unpaid or deferred amounts that may be construed by the terms of the Employment Agreement versus amounts actually paid thereunder.

Other than the modifications above, the terms of the Employment Agreement, as hereby amended, shall be effective and any prior agreements or understandings shall terminate.


/s/ ALFRED H. FALK
e.Digital Corporation
Delaware

/s/ ROBERT PUTNAM
e.Digital Corporation
California

/s/ ELWOOD G. NORRIS
Elwood G. Norris
Employee